Exhibit 99.1

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THIS LETTER OF TRANSMITTAL IS FOR USE IN ACCEPTING THE OFFER BY OBSIDIAN ENERGY LTD. TO PURCHASE ALL OF THE OUTSTANDING COMMON SHARES OF BONTERRA ENERGY CORP. YOU ARE ALSO STRONGLY ENCOURAGED TO READ THE ACCOMPANYING OFFER AND CIRCULAR (AS DEFINED BELOW) BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

LETTER OF TRANSMITTAL

TO DEPOSIT COMMON SHARES OF

BONTERRA ENERGY CORP.

Pursuant to the Offer dated September 21, 2020 made by

OBSIDIAN ENERGY LTD.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (MOUNTAIN STANDARD TIME) ON JANUARY 4, 2021 UNLESS THE OFFER IS EXTENDED, ACCELERATED OR WITHDRAWN BY THE OFFEROR.

USE THIS LETTER OF TRANSMITTAL IF:

1.	YOU ARE DEPOSITING SHARE CERTIFICATES; OR

2.	YOU PREVIOUSLY DEPOSITED SHARES PURSUANT TO A NOTICE OF GUARANTEED DELIVERY.

This Letter of Transmittal is for use by holders (“Shareholders”) of common shares (the “Shares”) of Bonterra Energy Corp. (the “Company”) in connection with the offer (the “Offer”) made by Obsidian Energy Ltd. (the “Offeror”) to Shareholders set forth in the Offer to Purchase and accompanying Take-Over Bid Circular (together, the “Offer and Circular”) dated September 21, 2020.

Shareholders are referred to the Offer and Circular that accompanies this Letter of Transmittal. The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. Capitalized terms that are used but not otherwise defined in this Letter of Transmittal and that are defined in the Offer and Circular shall have the meanings given to them in the Offer and Circular.

In order for registered Shareholders (meaning Shareholders that have a physical certificate representing Shares registered in his, her or its name) to receive the Offer Consideration (as defined below) for their Shares, they are required to deposit the certificates representing the Shares held by them with Kingsdale Advisors, the depositary for the Offer (the “Depositary”). This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany all certificates for Shares, deposited pursuant to the Offer.

This Letter of Transmittal is for use by registered Shareholders of the Company only and is not to be used by non-registered Shareholders. Most Shareholders are non-registered Shareholders because the Shares they beneficially own are not registered in their names but are instead registered in the name of an intermediary, such as a broker, investment dealer, bank, trust company or other intermediary (an “Intermediary”), or in the name of a depository such as CDS Clearing and Depository Services Inc. (“CDS”) in which the Intermediary, through which the Shareholders own Shares, is a participant. If you are a non-registered Shareholder, you should contact your Intermediary if you have questions regarding this process and carefully follow the instructions from the Intermediary that holds Shares on your behalf in order to deposit your Shares. You should not complete this Letter of Transmittal unless specifically instructed to do so by your Intermediary.

Shareholders may also accept the Offer by following the procedures for a book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office in Toronto, Ontario, Canada, at or prior to the Expiry Time. The Depositary has established an account at CDS for the purpose of the Offer. Any financial institution that is a participant in CDS may cause CDS to make a book-entry transfer of a Shareholder’s Shares into the Depositary’s account in accordance with CDS’s procedures for such transfer. Delivery of Shares to the Depositary by means of a book-entry transfer will constitute a valid tender under the Offer provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office in Toronto, Ontario, Canada, at or prior to the Expiry Time.

Shareholders, through their respective CDS participants, who use CDSX to accept the Offer through a book-entry transfer of their holdings into the Depositary’s account with CDS at or prior to the Expiry Time shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms thereof, and therefore the Book-Entry Confirmation received by the Depositary is considered a valid tender in accordance with the terms of the Offer.

If a Shareholder wishes to deposit Shares pursuant to the Offer and the certificate(s) representing the Shares are not immediately available or the Shareholder is not able to deliver the certificate(s) and all other required documents to the Depositary at or prior to the Expiry Time, those Shares may nevertheless be deposited under the Offer pursuant to the procedure for guaranteed delivery, provided that all of the conditions set forth in Section 4 of the Offer, “Conditions of the Offer”, are met. See Section 3 of the Offer, “Manner of Acceptance”, and Instruction 2, “Procedures for Guaranteed Delivery”.

The Offer is open for acceptance until 5:00 p.m. (Mountain Standard Time) on January 4, 2021 or such later or earlier time or times and date or dates to which the Offer may be extended or accelerated by the Offeror, from time to time, unless the Offer is withdrawn by the Offeror.

Offer Consideration

Pursuant to the Offer, each Shareholder that deposits Shares pursuant to the Offer will be entitled to receive from the Offeror, in respect of all of his, her or its Shares, two (2) Offeror Common Shares per Share (the “Offer Consideration”).

THE DEPOSITARY (SEE BACK PAGE FOR ADDRESS AND TELEPHONE NUMBERS) OR YOUR FINANCIAL ADVISER WILL BE ABLE TO ASSIST YOU IN COMPLETING THIS LETTER OF TRANSMITTAL

Please read the Offer and Circular and the instructions set out below carefully before completing this Letter of Transmittal. Delivery of this Letter of Transmittal to an address other than as set out on the back page of this Letter of Transmittal will not constitute a valid delivery. If Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different registered Shareholder. See Instruction 3, “Signatures”.

TO:                  OBSIDIAN ENERGY LTD.

AND TO:         KINGSDALE ADVISORS, AS DEPOSITARY

STEP 1

All Shareholders must complete this Step.

In connection with the Offer, the undersigned hereby surrenders to the Offeror the Shares described below (and, encloses the certificate(s) representing such Shares) and, subject only to the provisions of the Offer regarding withdrawal and irrevocability, irrevocably accepts the Offer for such Shares upon the terms and conditions contained in the Offer. (Please print or type.)

DESCRIPTION OF SHARES DEPOSITED

(Please print or type. If space is insufficient, please attach a list in the form below.)

Certificate Number(s)	Name in Which Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of Shares Represented by the certificate	Number of Shares Deposited**

TOTAL:

**Unless otherwise indicated, the total number of Shares evidenced by all certificates delivered will be deemed to have been deposited. See Instruction 6, “Partial Deposits”.

STEP 2

AUTHORIZATION/SIGNATURE

All Shareholders must complete this Step.

The undersigned:

1.	acknowledges receipt of the Offer and Circular and acknowledges entering into a binding agreement between the undersigned and the Offeror in accordance with the terms and conditions of the Offer;

2.	transmits herewith the certificate(s), representing the Shares described above (the “Deposited Shares”) for transfer pursuant to the Offer;

3.

surrenders to the Offeror, effective on and after the date the Offeror takes up and pays for the Deposited Shares, all right, title and interest in and to the Deposited Shares and irrevocably appoints and constitutes each officer of the Offeror and any other Person designated by the Offeror in writing, the true and lawful agent, attorney and attorney-in-fact and proxy of the undersigned, with full power of substitution and re-substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) with respect to the Deposited Shares: (a) to register or record the transfer and/or cancellation of the Deposited Shares on the appropriate register maintained by or on behalf of the Company; (b) for so long as any Deposited Shares are registered or recorded in the name of such Shareholder (whether or not they are now so registered or recorded), to exercise any and all rights of such Shareholder including the right to vote, to execute and to deliver any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Deposited Shares, to revoke any such instrument, authorization or consent, and to designate in such instrument, authorization or consent any Person or Persons as the proxy of such Shareholder in respect of the Deposited Shares for all purposes including in connection with any meeting or meetings (whether annual, special or otherwise or any adjournment or postponement thereof, including any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of the Company; (c) to requisition and call (and receive and execute all forms, proxies, securityholder proposals and other documents and take other steps required to requisition and call) any meeting or meetings (whether annual, special or otherwise, or any adjournments or postponements thereof) of Shareholders; and (d) to execute, endorse and negotiate, for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distribution (as defined below) payable to or to the order of, or endorsed in favour of, such Shareholder; and (e) to exercise any other rights of a holder of the Shares;

4.	acknowledges that the delivery of the Deposited Shares shall be effected, and the risk of loss and title to such Deposited Shares shall pass, only upon proper receipt thereof by the Depositary;

5.

revokes any and all authority, other than as granted in this Letter of Transmittal, whether as agent, attorney, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares and agrees that no subsequent authority, whether as agent, attorney, attorney-in-fact, proxy or otherwise will be granted with respect to the Deposited Shares;

6.

agrees not to vote any of the Deposited Shares taken up and paid for under the Offer at any meeting (whether annual, special or otherwise or any adjournment or postponement thereof) of holders of Shares and not to exercise any or all of the other rights or privileges attached to such Deposited Shares, or otherwise act with respect thereto. The undersigned agrees to execute and deliver to the Offeror, at any time and from time to time, as and when requested by, and at the expense of, the Offeror, any and all instruments of proxy, authorization or consent, in form and on terms satisfactory to the Offeror, in respect of any such Deposited Shares. The undersigned further agrees to designate in any such instruments of proxy the Person or Persons specified by the Offeror as the proxyholder of the undersigned in respect of all or any such Deposited Shares;

7.

subject to the terms and conditions of the Offer, unless the Deposited Shares are validly withdrawn by or on behalf of a depositing Shareholder, by accepting the Offer, the undersigned irrevocably assigns to the Offeror, and the Offeror shall acquire, free and clear of all liens, restrictions, charges, encumbrances, claims, adverse interests, equities and rights of others, all of the rights and benefits of a Shareholder in and to the Deposited Shares and in and to all rights and benefits arising from such Deposited Shares, including any and all dividends, distributions, payments, securities, property or other interests, which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them, whether or not separate from the Deposited Shares, on and after the date of this Offer, including any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, “Distributions”). If, notwithstanding the foregoing assignment, any Distributions are received by or made payable to or to the order of a Shareholder, then: (a) the Offeror will be entitled to all rights and privileges as the owner of any such Distribution and such Distribution shall be received and held by such Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer; or (b) in its sole discretion, the Offeror may, in lieu of such remittance or transfer, reduce the amount of the consideration payable to such Shareholder by deducting from the number of Offeror Common Shares otherwise payable by the Offeror pursuant to the Offer the number of Offeror Common Shares equal to the amount or value of such Distribution, as determined by the Offeror, in its sole discretion;

8.

represents and warrants that: (a) the undersigned is the registered holder of the Deposited Shares being deposited and has good title to the rights represented by the Deposited Shares free and clear of all mortgages, liens, charges, encumbrances, security interests and adverse claims, and together with all rights and benefits, and has full power and authority to execute and deliver this Letter of Transmittal and to deposit, sell, assign, transfer and deliver the Deposited Shares and any Distributions being tendered to the Offer; (b) the Deposited Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any such Deposited Shares or Distributions to any other person, other than pursuant to the Offer; (c) the surrender of the undersigned’s Deposited Shares and Distributions complies with applicable Laws; (d) all information inserted by the undersigned into this Letter of Transmittal is complete, true and accurate; and (e) when the Deposited Shares and Distributions are taken-up and paid for by the Offeror in accordance with the terms of the Offer, the Offeror will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others. These representations and warranties shall survive the completion of the Offer and the delivery to the Depositary of the Deposited Shares;

9.	will, upon request, execute any signature guarantees or additional documents deemed by the Depositary to be reasonably necessary or desirable to complete the transfer of the Deposited Shares;

10.

acknowledges that each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned;

11.

acknowledges that if the Offer is withdrawn or not completed, the enclosed certificate(s) and all other ancillary documents (if any) will be returned forthwith to the undersigned in accordance with the instructions set out in Box “A” of Step 3, as applicable, or, failing which, will be mailed to the address as it appears on the register of Shareholders;

12.

acknowledges that the undersigned will not receive payment in respect of the Deposited Shares until the Offer is completed and until the certificate(s), if applicable, representing the Deposited Shares, if applicable, owned by the undersigned are received by the Depositary at one of the addresses set out on the back page of this Letter of Transmittal, together with such additional documents as the Depositary may require, and until the same are processed for payment by the Depositary. It is further understood that under no circumstances will any amount be paid by the Offeror or the Depositary by reason of any delay in taking up and paying for any Shares or in providing the Offer Consideration on account of any Deposited Shares accepted for take up and payment pursuant to the Offer;

13.

acknowledges that the Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the Laws of such jurisdiction; and

14.

acknowledges that by reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as entered into through this Letter of Transmittal, as well as any documents related thereto, be drawn exclusively in the English language. En raison de l’utilisation d’une version anglaise de la présente lettre d’envoi, le soussigné, ce dernier et les destinataires sont réputés avoir demandé que tout contrat attesté par l’Offre, telle qu’il est accepté au moyen de cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en anglais.

SHAREHOLDER SIGNATURE

Signature guaranteed by (if required under Instruction 4):	Date:	20

Authorized Signature of Guarantor	Signature or Authorized Representative – See Instructions 3, 4 and 5

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Address of Guarantor (please print or type)	Name of Authorized Representative, if applicable (please print or type)

Daytime telephone number of Shareholder or, if applicable, Authorized Representative

Daytime facsimile telephone number of Shareholder or, if applicable, Authorized Representative

STEP 3

PAYMENT AND DELIVERY INSTRUCTIONS

All Shareholders must complete this Step.

PLEASE COMPLETE BOX “A” OR, FAILING WHICH, THE OFFEROR COMMON SHARES WILL BE MAILED TO THE ADDRESS AS IT APPEARS ON THE COMPANY’S REGISTER OF SHAREHOLDERS. SEE INSTRUCTION 7, “PAYMENT AND DELIVERY INSTRUCTIONS”.

BOX “A”

PAYMENT AND DELIVERY INSTRUCTIONS

ISSUE OFFEROR COMMON SHARES IN THE NAME OF AND SEND OFFEROR COMMON SHARES TO:

(please print or type)

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (or Zip) Code)

(Telephone – Business Hours)

PLEASE COMPLETE BOX “B AS APPLICABLE.

BOX “B”

☐

CHECK HERE IF SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE TORONTO, ONTARIO, CANADA OFFICE OF THE DEPOSITARY AND COMPLETE THE FOLLOWING:

(please print or type)

(Name of Registered Holder)

(Date of Guaranteed Delivery)

(Name of Institution which Guaranteed Delivery)

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)

To receive the Offer Consideration, this Letter of Transmittal with all portions validly completed, together with accompanying certificate(s), if applicable, representing the Shares deposited, must be received by the Depositary by 5:00 p.m. (Mountain Standard Time) on January 4, 2021, unless the Offer is extended, accelerated or withdrawn by the Offeror or unless the Shares are delivered under the Offer pursuant to the procedure for guaranteed delivery set out in Instruction 2, “Procedure for Guaranteed Delivery”.

(b)

The method used to deliver this Letter of Transmittal and any accompanying certificate(s), if applicable, representing Shares is at the option and risk of the holder surrendering them. Delivery will be deemed effective only when such documents are actually received. The Offeror recommends that the necessary documentation, including certificate(s) for Shares, be delivered by registered mail to the Depositary, that a receipt with tracking be obtained and that the delivery be properly insured. Non-registered Shareholders whose Shares are registered in the name of an Intermediary or CDS should contact that Intermediary for assistance in depositing those Shares. Delivery to an office other than to the specified office of the Depositary does not constitute delivery for the purposes of the Offer.

2.	Procedures for Guaranteed Delivery

If a registered Shareholder wishes to accept the Offer and either: (a) the certificate(s) representing such Shareholder’s Shares are not immediately available; or (b) such Shareholder is unable to deliver the certificate(s), the Letter of Transmittal and all other required documents (if any) to the Depositary by the Expiry Time, those Shares may nevertheless be tendered to the Offer provided that all of the following conditions are met:

(a)	such tender is made only at the principal office of the Depositary in Toronto, Ontario, Canada, by or through an Eligible Institution;

(b)

a Notice of Guaranteed Delivery, in the form accompanying the Offer and Circular (printed on BLUE paper) (or a manually signed facsimile thereof), properly completed and executed, including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at its principal office in Toronto, Ontario, Canada, at or before the Expiry Time; and

(c)

the certificate(s) representing the Deposited Shares, in proper form for transfer, together with a properly completed and executed Letter of Transmittal (or a manually signed facsimile thereof) with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required by such Letter of Transmittal, or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such Deposited Shares, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received at the Toronto, Ontario, Canada, office of the Depositary by 5:00 p.m. (Mountain Standard Time) on or before the second trading day on the TSX after the Expiry Time.

The Notice of Guaranteed Delivery must be delivered by registered mail or transmitted by facsimile or mailed to the Depositary only at its principal office in Toronto, Ontario, Canada, and must include a signature guaranteed by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) and other required documents to any office other than the Toronto, Ontario, Canada, office of the Depositary does not constitute delivery for the purpose of satisfying the guaranteed delivery.

For the purpose of this Instruction 2 and Instruction 4, “Guarantee of Signatures”, “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the National Association of Securities Dealers or banks or trust companies in the United States.

3.	Signatures

This Letter of Transmittal must be completed, dated and signed by the Shareholder or by such Shareholder’s duly authorized representative (in accordance with Instruction 5, “Fiduciaries, Representatives and Authorizations”).

(a)

If this Letter of Transmittal is signed by the registered holder(s) of the Deposited Shares represented by the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s), as applicable, without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

(b)	If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Deposited Shares represented by the accompanying certificate(s):

(i)	such deposited certificate(s) must be endorsed or be accompanied by appropriate share transfer power(s) of attorney properly completed by the registered holder(s); and

(ii)

the signature(s) on such endorsement or power(s) of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 4, “Guarantee of Signatures”.

(c)

If any of the Deposited Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Deposited Shares.

4.	Guarantee of Signatures

Except as provided below, no signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of Shares surrendered herewith. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares or if payment is to be sent to a person other than the registered holder(s) of the Shares, such signature must be guaranteed by an Eligible Institution (as defined above), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the Shares are deposited for the account of an Eligible Institution and the signature is that of an Eligible Institution), as per Step 1.

5.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any share transfer power(s) of attorney is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of authority to act. Either the Offeror or the Depositary, at their discretion, may require additional evidence of such authority or additional documentation.

6.	Partial Deposits

If less than the total number of Shares evidenced by any certificate submitted is to be deposited, fill in the number of Shares to be deposited in the appropriate space on this Letter of Transmittal. In such case, new certificate(s) for the number of Shares not deposited will be sent to the registered holder, unless otherwise provided by the Shareholder, as soon as practicable following the Expiry Time or the termination or withdrawal of the Offer. See Section 7 of the Offer, “Return of Deposited Shares”. The total number of Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

7.	Payment and Delivery Instructions

In all cases, Box “A” of Step 3 should be completed. If this box is not completed, the consideration for the Deposited Shares (or the certificate(s) in respect of the Deposited Shares if the Offer is not completed) will be mailed to the address as it appears on the Company’s register of Shareholders.

8.	Miscellaneous

(a)

If the space on this Letter of Transmittal is insufficient to list all certificates, additional certificate numbers, and numbers of Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits of Shares will be accepted.

(d)

Additional copies of the Offer and Circular, of this Letter of Transmittal and of the Notice of Guaranteed Delivery may be obtained from the Depositary at the office specified on the back page of this Letter of Transmittal. This Letter of Transmittal is also available under the Company’s profile on SEDAR at www.sedar.com, in the United States on EDGAR at www.sec.gov and on the Offeror’s website at www.obsidianenergy.com.

(e)	It is strongly recommended that prior to completing this Letter of Transmittal the undersigned read the accompanying Offer and Circular and discuss any questions with his, her or its tax advisor.

(f)

The Offeror reserves the right, if it so elects in its absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal received by it, or to accept any Letter of Transmittal received following the Expiry Time.

(g)	This Letter of Transmittal will be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

9.	Destroyed, Lost or Stolen Certificates

Where a certificate representing Shares has been destroyed, lost or stolen, the registered holder of that certificate should immediately contact the Depositary at 1-888-564-7333 (Toll Free in North America) or at 1-416-867-2272 (Collect Outside of North America), or by e-mail at contactus@kingsdaleadvisors.com, or using the further contact information set forth on the back cover of this Letter of Transmittal.

The Depositary will coordinate with the Company’s transfer agent and will advise you of the steps that you must take to obtain a replacement certificate for your Shares. A replacement certificate will be issued by the Company’s transfer agent upon the Shareholder satisfying the requirements of the transfer agent and the Company relating to replacement certificate(s). Such requirements may include the requirement to provide an affidavit (which will include a bonding requirement) and the requirement to indemnify the Company and the Offeror against any claim that may be made against the Company or the Offeror with respect to such lost, stolen or destroyed certificate. In order for registered Shareholders to receive the Offer Consideration for their Shares, they are required to deposit the replacement certificates with the Depositary prior to the Expiry Time. As such, registered Shareholders are urged to contact the Depositary as soon as possible and to allow for sufficient time for the Company’s transfer agent to process the replacement.

10.	Assistance

The Depositary or your broker or other financial advisor can assist you in completing this Letter of Transmittal (see back page of this Letter of Transmittal for the Depositary’s address and telephone numbers). Shareholders whose Shares are registered in the name of an Intermediary should contact such Intermediary if they wish to accept the Offer.

Privacy Notice

By completing this Letter of Transmittal, you consent to the Depositary’s collection, use, and disclosure of your personal information contained herein, and such personal information as you may provide or that the Depositary may lawfully collect from time to time. This information could include your name, address, social insurance number, securities holdings and other financial information. The Depositary will only collect, use, or disclose your personal information for the purposes described in this Letter of Transmittal, to administer your account, or for other purposes set out in the Depositary’s Privacy Code (details below) or authorized by law. Please be aware that the Depositary may use service providers in or outside of Canada to process and/or store personal information for the above purposes. Information processed or handled by those service providers may be subject to the laws of the countries where the information is processed or stored. The Depositary has prepared a Privacy Code to tell you more about its information practices and how it protects your privacy. It is available at the Depositary’s website, https://www.kingsdaleadvisors.com/privacy.html, or by writing the Depositary by e-mail at contactus@kingsdaleadvisors.com. If you have any questions about how the Depositary collects, uses, discloses, or stores your personal information, please contact the Depositary’s Chief Privacy Officer at 1-888-683-6007 (Toll Free in North America), or at 416-644-4031 (Outside North America), or by e-mail at privacy@kingsdaleadvisors.com.

THIS LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE HEREOF (TOGETHER WITH CERTIFICATES FOR DEPOSITED SHARES AND ALL OTHER REQUIRED DOCUMENTS) OR THE NOTICE OF GUARANTEED DELIVERY OR A FACSIMILE THEREOF MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME.

The Depositary for the Offer is:

KINGSDALE ADVISORS

By Mail or by Registered Mail:

130 King Street West Suite 2950

Toronto, ON

M5X 1E2

Toll Free in North America: 1-888-564-7333

Collect Outside of North America: 416-867-2272

Facsimile: 416-867-2271 or 1-866-545-5580

Email: contactus@kingsdaleadvisors.com